UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2022

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

delaware	001-39717	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

(Address of principal executive offices)

(631) 830-7092

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIXT	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock, par value $0.0001 per share	LIXTW	The Nasdaq Stock Market LLC

Item 8.01. Other Items.

On December 22, 2022, Lixte Biotechnology Holdings, Inc. (the “Company”) received a written notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company is eligible for a second 180 calendar day period, or until June 19, 2023, in order to regain compliance with the $1.00 minimum bid price requirement. Nasdaq’s determination to grant the second compliance period was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary.

As previously reported in a Current Report on Form 8-K filed on June 24, 2022, the Company received written notice from Nasdaq that the Company had not been in compliance with the $1.00 minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for a period of 30 consecutive business days, and in accordance with Nasdaq Listing Rule 5810(c)(3)(A) granted the Company an initial compliance period of 180 calendar days from the date of the notice to regain compliance with the minimum bid price requirement. The initial compliance period expired on December 21, 2022, without the Company having regained compliance with the minimum bid price requirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2022	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer